SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 11-K
                                  ANNUAL REPORT
                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934





(Mark One):

  X       ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
-----     OF 1934.
          For the fiscal year ended December 31, 1996

                                       OR

          TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
-----     ACT OF 1934.
          For the transition period from __________ to ___________

Commission File number 333-09167

          A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                 Virginia Power
                          Hourly Employee Savings Plan

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            DOMINION RESOURCES, INC.
                                 P. O. Box 26532
                              901 East Byrd Street
                          Richmond, Virginia 23261-6532

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS







                                                                        Pages
                                                                        -----

Independent Auditors' Report                                             F-2

Financial Statements:

          Statements of Net Assets Available for Plan
           Benefits as of December 31, 1996 and 1995                     F-3

          Statements of Changes in Net Assets Available
           for Plan Benefits for the Years Ended
           December 31, 1996, 1995 and 1994                              F-4

          Notes to Financial Statements                           F-5 - F-18

Supplemental Schedules:

          Item 27a - Schedule of Assets Held for Investment
                      Purposes                                          F-19

          Item 27d - Schedule of Reportable Transactions                F-20


Schedules Omitted:

The following schedules are omitted because of the absence of the conditions under which they are required, or because the required information is included in the financial statements or notes thereto:

                            Schedules I, II and III.

INDEPENDENT AUDITORS' REPORT

To the Organization and Compensation Committee of the Board of Directors of Dominion Resources, Inc.

We have audited the accompanying financial statements of the Virginia Power Hourly Employee Savings Plan (the Plan) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, listed in the Table of Contents on page F-1. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of 1) assets held for investment purposes as of December 31, 1996 and 2) reportable transactions for the year ended December 31, 1996 are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP
Richmond, Virginia
June 24, 1997


                                                  VIRGINIA POWER
                                           HOURLY EMPLOYEE SAVINGS PLAN

                               STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 -----------------


                                                                                        December 31,
         ASSETS                                                                1996                     1995
         ------                                                                ----                     ----
Dominion Resources, Inc., Common stock                                       $65,756,889             $68,877,678

Common/Collective Trusts                                                      18,895,152              13,725,090

Mutual Funds                                                                   4,095,047

Loans to Participants at Face Value                                            2,171,916               1,147,921

Short Term Investments
 Temporary Cash Investments                                                                              860,047

 U.S. Treasury Bill                                                                                    3,100,670

Cash                                                                                  76                  14,347
                                                                             -----------             -----------
  Total Investments                                                           90,919,080              87,725,753

Interest Receivable                                                               94,358                   8,438

Contributions Receivable                                                                                   7,544

Other Receivables                                                                129,499                  12,107
                                                                             -----------             -----------
  Total                                                                      $91,142,937             $87,753,842
                                                                             ===========             ===========

LIABILITIES AND NET ASSETS
AVAILABLE FOR PLAN BENEFITS

Distributions payable to participants                                                                $   148,614

Other liabilities                                                            $     2,055                  14,175

Net assets available for Plan benefits                                        91,140,882              87,591,053
                                                                             -----------             -----------

   Total                                                                     $91,142,937             $87,753,842
                                                                             ===========             ===========


The accompanying notes are an integral part of the financial statements.

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                -----------------



                                        For the Years Ended December 31,
                                        --------------------------------
                                       1996          1995         1994
                                       ----          ----         ----
Investment income:

    Dividends                      $ 4,432,457   $ 4,012,680   $ 3,630,373
    Interest and other                 868,746       285,800       379,276
                                   -----------   -----------   -----------
       Total investment income       5,301,203     4,298,480     4,009,649

Realized gain (loss)                (3,022,528)      718,240    (1,799,289)

Unrealized appreciation
  (depreciation)                       446,417     8,284,039   (11,569,787)

Contributions:
  Participants                       7,393,173     6,814,194     6,766,781
  Participating companies            3,223,090     3,144,158     2,975,733
                                   -----------   -----------   -----------

       Total additions              13,341,355    23,259,111       383,087
                                   -----------   -----------   -----------

Distributions to
  participants                       7,626,380     4,784,785     5,071,563

Administrative expense                  76,644        85,552        72,343

Transfer of participants'
  assets from the Plan to
  other plans                        2,088,502       325,430     8,319,378
                                   -----------   -----------   -----------

       Total deductions              9,791,526     5,195,767    13,463,284
                                   -----------   -----------   -----------

Net increase (decrease)              3,549,829    18,063,344   (13,080,197)

Net assets available for Plan benefits:
    Beginning of year               87,591,053    69,527,709    82,607,906
                                   -----------   -----------   -----------
    End of year                    $91,140,882   $87,591,053   $69,527,709
                                   ===========   ===========   ===========


The accompanying notes are an integral part of the financial statements.

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS

General:

Dominion Resources, Inc. (Dominion Resources or DRI), offers its common stock along with other investment options (see footnote 7 for additional information) to participants in the Virginia Power Hourly Employee Savings Plan (the Plan). Virginia Electric and Power Company (Virginia Power), a wholly-owned subsidiary of Dominion Resources, is the designated Plan sponsor, fiduciary and administrator.

For additional information concerning the Plan, see Plan documents.

1.  Summary of Significant Accounting Policies

The  Plan  financial   statements  are  prepared  using  the  accrual  basis  of
accounting.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Income:

Dividend income is recognized on the ex-dividend date.

Investment Valuations:

Investments in securities traded on a national securities exchange are stated at the last reported sales price on the last working day of each accounting period. Investments in mutual funds are stated at fair value based upon quoted net asset values reported on recognized securities exchanges on the last business day of the plan year. Investments in common/collective trust funds (funds) are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the bank sponsoring such funds by dividing the fund's net assets by its units outstanding at the valuation dates. Loans are stated at cost, which is assumed to equal current value. The Certus Stable Value Fund, which consists of investment contracts, is valued at fair value which approximates contract value. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

Distributions:

Distributions from the Plan are recorded on the valuation date when a participant terminated employment, retired, or submitted a valid withdrawal request.

2.  Change in Trustee

Effective June 1, 1996, Mellon Trust, Mellon Bank, N.A. became the Trustee of the Plan. The prior Trustee was Signet Trust Company with respect to the DRI Common Stock Fund. Nationsbank served as Trustee of the Plan with respect to the Interest Bearing Fund.

3.  Plan Participants

Any subsidiary of Dominion Resources may become a party to the Plan by adopting the Plan for the benefit of its qualified salary employees subject to approval of the Board of Directors of Dominion Resources. All Dominion Resources' subsidiaries comprise the Plan's Participating Companies.

There were 3,134 and 3,297 participants in the Plan as of December 31, 1996 and 1995, respectively.

4.  Contributions - Prior to June 1, 1996

Under the terms of the Plan, participants could make contributions to the Plan under the Regular Option and the Savings Plus Option. The Regular Option allowed participants to make after-tax contributions to the Plan. The Savings Plus Option allowed participants to contribute to the Plan with before-tax dollars.

A maximum of 16% of the participant's eligible earnings could be invested in the Plan. Of this 16%, up to 10% could be invested on a tax-deferred basis under the Savings Plus Option. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.

    Contributions - Effective June 1, 1996

A maximum of 17% of the participant's eligible earnings can be invested in the Plan. Of this 17%, up to 12% can be invested on a tax-deferred basis. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.

5.  Vesting Provisions - Prior to June 1, 1996

Participants become vested in their own contributions immediately and in the Participating Companies' matching contributions at the earlier of (a) the beginning of the third year following the year in which the contribution was made or (b) the date the participant completes five years of service with the Company. Matching contributions vest immediately for participants aged 55 or older.

    Vesting Provisions - Effective June 1, 1996

Participants become vested in their own contributions and the earnings on these amounts immediately and in the Participating Companies' matching contributions and earnings after 3 years of service. Matching contributions vest immediately for participants aged 55 or older.

6.  Forfeiture Provisions

Participating Companies' contributions and related earnings, which participants forfeit as a result of withdrawing their contributions prior to vesting, are applied to reduce future Participating Companies' contributions. Such forfeitures amounted to $16,893, $11,759, and $14,265 for the years ended December 31, 1996, 1995, and 1994, respectively.

7.  Investment Options - Prior to June 1, 1996

The Plan provides for employee contributions to be invested in the following funds:

Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock.

Interest-Bearing Fund - This fund's focus is on preservation of principal and the primary investments are in high quality fixed income securities.

Loan Fund - Participants were allowed to borrow against their vested balance and repay the amount over a three or four year period.

Participating Companies' matching contributions were invested only in the DRI Common Stock Fund and could not be transferred to other funds.

Participants could elect to have 50% of their contributions invested in each of the funds (except the Loan Fund) or to have 100% invested in either fund.

    Investment Options - Effective June 1, 1996

The Plan provides for employee contributions to be invested in the following funds:

Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock

Certus Stable Value Fund - The fund's goal is stability of principal and high current income. It invests in investment contracts of insurance companies and commercial banks and U.S. Government or agency backed bonds.

Premier Managed Income Fund - The fund's goal is high current income, but is subject to volatility of principal, due to changes in interest rates. It invests mainly in U. S. Government securities and corporate bonds, but may also invest in foreign securities.

Dreyfus Balanced Fund, Inc. - The fund's goal is to provide long term capital growth and current income. It invests in equities, fixed income securities and cash equivalents.

Equity Index Fund - The fund's goal is to match the performance of the Standard & Poor's 500 Composite Stock Price Index. The fund invests primarily in the 500 stocks of the S&P 500 and may also invest in exchange traded options and financial futures.

The Crabbe Huson Equity Fund, Inc. - The fund's goal is to provide long-term capital growth by investing in stock that has the greatest potential for capital appreciation. The fund may invest in domestic and foreign securities.

Warburg Pincus Emerging Growth Fund - The fund's goal is maximum capital growth by investing in equity securities of primarily domestic emerging growth companies.

Templeton Foreign Fund - The fund's goal is long-term capital growth by investing primarily in foreign securities.

Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a one to five year period.

Participating Companies' matching contributions are originally invested in DRI Common Stock. However, participants who are under age 50 may transfer 50% of the value of the stock in the Company Match Account into another investment option, while participants who are age 50 and over may transfer 100% of the value of the Company Match Account.

Employee contributions may be invested in any option (except the loan fund) in 1% increments totaling to 100%. Changes in investment options may be made at any time and become effective with the subsequent pay period. Participants can make unlimited transfers among existing fund balances.

8.  Income Taxes

The Plan is a qualified employees' profit sharing trust under Sections 401(a) and 401(k) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a). Pursuant to Section 402(a) of the Internal Revenue Code, a participant is not taxed on the income and pre-tax contributions allocated to the participant's account until such time as the participant or the participant's beneficiaries receive distributions from the Plan.

The Plan obtained its latest determination letter on November 9, 1993, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code.
Therefore, no provision for income taxes has been included in the Plan's financial statements.

9.  Loans to Participants

Participants are eligible to secure loans against their plan assets. The maximum loan amount is the lesser of:

 .  50% of the vested account balance

 . $50,000 (reduced by the maximum outstanding loan balance during the prior twelve months)

The loans are interest-bearing at one percentage point above the prime rate of interest. The rate is determined every quarter, however, the rate is fixed at the inception of the loan for the life of the loan.

Participants make repayments to the Plan on a monthly basis. Any defaults in loans result in a reclassification of the remaining loan balances as taxable distributions to the participants.

10.  Distributions Payable to Participants Who Have Withdrawn From Participation

As of December 31,1995, net assets available for Plan benefits included benefits of $71,746 due to participants who have withdrawn from participation in the Plan. There were no distributions payable at December 31, 1996.

11. Valuation of Investment Contracts

Effective January 1, 1996, the Plan adopted the provision of AICPA Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans." Certus Stable Value Fund's investment contracts are fully-benefit responsive and have been presented on the financial statements at fair value which approximates contract value. The contract value is estimated at $17,864,264 at December 31, 1996. The underlying investment contracts are carried at variable and fixed rates with expiration dates through 2007. The average yield on the contracts are estimated at 6.54% at December 31, 1996.

12. Fund Information

Statements of Net Assets Available for Plan Benefits by Fund at December 31, 1996 and 1995, and Statements of Changes in Net Assets Available for Plan Benefits by Fund for the years ended December 31, 1996, 1995, and 1994 follows:

Virginia Power
Hourly Employee Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1996
-------------------------------------------------------------------------------------------------------------------
                              Participant Directed
                                                                                                                 Mellon EB Daily
                                                   DRI Common         Certus Stable         Dreyfus              Liquidity Index
                                                   Stock Fund            Value Fund         Balanced Fund            Fund
                                                   ----------            ----------         -------------            ----
Assets

Common Stock                                      $31,885,516
Common/Collective Trust                                   145         $17,778,061                                  $1,045,583
Mutual Funds                                                                              $504,921
Loans Receivable
Interest Receivable                                       878              91,792
Other Receivables                                      62,279
Cash

Total Assets                                      $31,948,818         $17,869,853         $504,921                 $1,045,583
                                                  ===========         ===========         ========                 ==========

Liabilities and Net Assets
Available for Plan Benefits

Other Liabilities                                 $        24                             $    278
Net Assets Available for Plan
Benefits                                           31,948,794          17,869,853          504,643                  1,045,583
                                                  -----------         -----------         --------                 ----------

Total Liabilities & Net Assets
Available for Plan Benefits                       $31,948,818         $17,869,853         $504,921                 $1,045,583
                                                  ===========         ===========         ========                 ==========


                                                                      Premier
                                                 Crabbe Huson         Managed
                                            Equity Fund, Inc.     Income Fund
                                            -----------------     -----------

Assets

Common Stock
Common/Collective Trust
Mutual Funds                                    $1,221,285           $81,508
Loans Receivable
Interest Receivable
Other Receivables                                      660
Cash

Total Assets                                    $1,221,945           $81,508
                                                ==========           =======

Liabilities and Net Assets
Available for Plan Benefits

Other Liabilities                                                    $   105
Net Assets Available for Plan
Benefits                                         1,221,945            81,403
                                                ----------           -------

Total Liabilities & Net Assets
Available for Plan Benefits                     $1,221,945           $81,508
                                                ==========           =======

Virginia Power
Hourly Employee Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1996
-------------------------------------------------------------------------------------------------------------------


                                                                Participant Directed (Cont'd)
                                                                -----------------------------
                                                     Templeton           Warburg Pincus
                                                     Foreign             Emerging Growth
                                                     Fund                Fund                             Loan Fund
                                                     ----                ----                             ---------
Assets

Common Stock
Common/Collective Trust                                                                                   $  71,210
Mutual Funds                                         $487,025            $1,800,308
Loans Receivable                                                                                          2,171,916
Interest Receivable                                                                                             312
Other Receivables                                         403
Cash                                                                                                             76
                                                     --------            ----------                       ---------

Total Assets                                         $487,428            $1,800,308                       $2,243,514
                                                     ========            ==========                       ==========

Liabilities and Net Assets Available
for Plan Benefits

Other Liabilities                                                        $    1,622
Net Assets Available for Plan
Benefits                                             $487,428             1,798,686                       $2,243,514
                                                     --------            ----------                       ----------

Total Liabilities and Net Assets
Available for Plan Benefits                          $487,428            $1,800,308                       $2,243,514
                                                     ========            ==========                       ==========





                                                 Non-Participant
                                                    Directed
                                                    --------

                                                    DRI Common
                                                    Stock Fund              Total
                                                    ----------              -----
Assets

Common Stock                                        $33,871,373          $65,756,889
Common/Collective Trust                                     153           18,895,152
Mutual Funds                                                               4,095,047
Loans Receivable                                                           2,171,916
Interest Receivable                                       1,376               94,358
Other Receivables                                        66,157              129,499
Cash                                                                              76
                                                    -----------          -----------

Total Assets                                        $33,939,059          $91,142,937
                                                    ===========          ===========

Liabilities and Net Assets Available
for Plan Benefits

Other Liabilities                                   $        26          $     2,055
Net Assets Available for Plan
Benefits                                             33,939,033           91,140,882
                                                    -----------          -----------

Total Liabilities and Net Assets
Available for Plan Benefits                         $33,939,059          $91,142,937
                                                    ===========          ===========





                                                                F-11

VIRGINIA POWER
HOURLY EMPLOYEE SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1995
                                                                                            Supplemental Information by Fund
                                                                                            --------------------------------

                                                                             Participant Directed
                                                                             --------------------
                                                                                  Dominion
                                                                                  Resources, Inc.      Interest
                                                                                  Common Stock          Bearing
                                                         Total                    Fund                  Fund
                                                         -----                    ----                  ----
ASSETS
Investments in securities:
 Dominion Resources, Inc.,
 1,669,762 shares of common
 stock at market value
 (cost $57,550,808)                                   $68,877,678               $33,453,889
Common Trust Fund
 (Cost $11,952,317)                                    13,725,090                                    $13,725,090
                                                      -----------               -----------          -----------
Total investments in securities                        82,602,768                33,453,889           13,725,090
Loans to participants at
 face value                                             1,147,921
Temporary cash investments
 at cost (approximates
 market value)                                            860,047                    13,089              833,099
U.S. Treasury Bill at market
 value (cost $3,058,919)                                3,100,670                                      3,100,670
Cash                                                       14,347                     5,956                2,084
Contributions receivable                                    7,544                     3,150                2,015
Interfund receivable (payable)                                                       (6,457)            (11,589)
Interest receivable                                         8,438                        56                8,322
Other receivables                                          12,107                    12,107
                                                      -----------               -----------
  Total                                               $87,753,842               $33,481,790          $17,659,691
                                                      ===========               ===========          ===========

LIABILITIES AND NET ASSETS
AVAILABLE FOR PLAN BENEFITS
Distribution payable to
 participants                                         $   148,614               $    54,992          $    35,439
Other liabilities                                          14,175                    14,155                   20
Net assets available for
 Plan benefits                                         87,591,053                33,412,643          $17,624,232
                                                      -----------               -----------          -----------
   Total                                              $87,753,842               $33,481,790          $17,659,691
                                                      ===========               ===========          ===========




                                                                                       Nonparticipant
                                                                                          Directed
                                                                                          --------
                                                                                        Dominion
                                                                                        Resources, Inc.
                                                            Loan                        Common Stock
                                                            Fund                        Fund
                                                            ----                        ----
ASSETS
Investments in securities:
 Dominion Resources, Inc.,
 1,669,762 shares of common
 stock at market value
 (cost $57,550,808)                                                                  $35,423,789
Common Trust Fund
 (Cost $11,952,317)

Total investments in securities                                                       35,423,789
Loans to participants at
 face value                                               $ 1,147,921
Temporary cash investments
 at cost (approximates
 market value)                                                                            13,859
U.S. Treasury Bill at market
 value (cost $3,058,919)
Cash                                                                                       6,307
Contributions receivable                                                                   2,379
Interfund receivable (payable)                                 28,901                   (10,855)
Interest receivable                                                                           60
Other receivables

  Total                                                   $ 1,176,822                $35,435,539
                                                          ===========                ===========

LIABILITIES AND NET ASSETS
AVAILABLE FOR PLAN BENEFITS
Distribution payable to
 participants                                                                        $    58,183
Other liabilities
Net assets available for
 Plan benefits                                            $ 1,176,822                 35,377,356
                                                          -----------                -----------
   Total                                                  $ 1,176,822                $35,435,539
                                                          ===========                ===========


Virginia Power
Hourly Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                    Participant Directed
                                 --------------------------------------------------------------------------------------------------

                                                  Interest                             Dreyfus        Mellon EB Daily   Crabbe
                                 DRI Common       Bearing          Certus Stable       Balanced       Liquidity Index   Huson Equity
                                 Stock Fund       Fund             Value Fund          Fund           Fund              Fund, Inc.
                                 ----------       ----             ----------          ----           ----              ----------

Investment Income:
Dividends                        $ 2,146,471                                           $  4,890       $    7,035        $    4,024
Interest and Other                     7,888      $   206,703      $   605,827               23              107
                                 -----------      -----------      -----------         --------       ----------        ----------

  Total                            2,154,359          206,703          605,827            4,913            7,142             4,024
                                 -----------      -----------      -----------         --------       ----------        ----------

Realized Gain (Loss)                (444,469)         385,695                            16,632            3,579            89,896
Unrealized Appreciation
 (Depreciation)                      181,056                                             11,276           52,848           (41,072)

Transfer of Participants'
 Assets to (from) the Plan
 from (to) other Plans            (1,081,567)         (42,940)        (346,879)           5,058           10,511            (8,686)

Contributions:
Participants                       2,596,342        1,118,896        1,594,793          304,229          419,871           410,399
Participating Companies

Interfund Transfers, Net          (1,924,682)         123,612       (1,404,654)         169,982          571,104           782,016

Transfer to New Trust
 Funds                                            (18,217,523)      18,217,523
                                 -----------      -----------      -----------         --------       ----------        ----------

  Total Additions/
    (Subtractions)                 1,481,039      (16,425,557)      18,666,610          512,090        1,065,055         1,236,577
                                 -----------      -----------      -----------         --------       ----------        ----------

Distributions to
 Participants                      2,909,682        1,175,122          763,662            6,388           17,987            13,206
Administrative Expense                35,206           23,553           33,095            1,059            1,485             1,426
                                 -----------      -----------      -----------         --------       ----------        ----------

  Total Deductions                 2,944,888        1,198,675          796,757            7,447           19,472            14,632
                                 -----------      -----------      -----------         --------       ----------        ----------

Net Increase/(Decrease)           (1,463,849)     (17,624,232)      17,869,853          504,643        1,045,583         1,221,945

Net Assets Available
 for Plan Benefits:

Beginning of Year                 33,412,643       17,624,232                0                0                0                 0
                                 -----------      -----------      -----------         --------       ----------        ----------
End of Year                      $31,948,794      $         0      $17,869,853         $504,643       $1,045,583        $1,221,945
                                 ===========      ===========      ===========         ========       ==========        ==========

                                                                F-13

Virginia Power Hourly
Employee Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                                   Non-participant
                                                     Participant Directed (Cont'd)                    Directed
                                                     -----------------------------                    --------
                                                                   Warburg
                                      Premier          Templeton   Pincus
                                      Managed          Foreign     Emerging                          DRI Common
                                      Income Fund      Fund        Growth Fund       Loan Fund       Stock Fund      Total
                                      -----------      ----        -----------       ---------       ----------      -----
Investment Income:
Dividends                             $ 1,445          $  9,236                                      $ 2,259,356     $ 4,432,457
Interest and Other                                                                   $   40,133            8,065         868,746
                                      -------          --------    ----------        ----------      -----------     -----------

  Total Investment Income               1,445             9,236                          40,133        2,267,421       5,301,203
                                      -------          --------    ----------        ----------      -----------     -----------

Realized Gain (Loss)                        7             5,282    $    3,796                         (3,082,946)     (3,022,528)
Unrealized Appreciation
 (Depreciation)                           827            15,024        40,110                            186,348         446,417

Transfer of Participants'
 Assets to (from) the Plan
 from (to) other Plans                   (343)           (9,241)      (25,514)           (9,478)        (579,423)     (2,088,502)

Contributions:
Participants                           59,997           198,711       689,935                                          7,393,173
Participating Companies                                                                                3,223,090       3,223,090

Interfund Transfers, Net               22,145           275,524     1,111,055         1,185,433      $  (911,535)
                                      -------          --------    ----------        ----------      -----------

  Total Additions/
    (Subtractions)                     84,078           494,536     1,819,382         1,216,088        1,102,955      11,252,853
                                      -------          --------    ----------        ----------      -----------     -----------

Distributions to
 Participants                           2,466             6,439        18,216           216,506        2,496,706       7,626,380
Administrative Expense                    209               669         2,480           (67,110)          44,572          76,644
                                      -------          --------    ----------        ----------      -----------     -----------

  Total Deductions                      2,675             7,108        20,696           149,396        2,541,278       7,703,024
                                      -------          --------    ----------        ----------      -----------     -----------

Net Increase/(Decrease)                81,403           487,428     1,798,686         1,066,692       (1,438,323)      3,549,829

Net Assets Available
 for Plan Benefits:
Beginning of Year                           0                 0             0         1,176,822       35,377,356      87,591,053
                                      -------          --------    ----------        ----------      -----------     -----------
End of Year                           $81,403          $487,428    $1,798,686        $2,243,514      $33,939,033     $91,140,882
                                      =======          ========    ==========        ==========      ===========     ===========

VIRGINIA POWER
HOURLY EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1995
                                                                 Supplemental Information by Fund
                                                                                                                 Nonparticipant
                                                                        Participant Directed                        Directed
                                             --------------------------------------------------------------         --------
                                                              Dominion                                              Dominion
                                                              Resources, Inc.  Interest                             Resources, Inc.
                                                              Common Stock     Bearing              Loan            Common Stock
                                               Total             Fund            Fund               Fund               Fund
                                               -----             ----            ----               ----               ----
Investment income:
 Dividends                                  $ 4,012,680       $ 1,987,079                                           $ 2,025,601
 Interest                                       285,800            11,370     $   194,558        $   71,773               8,099
                                            -----------       -----------     -----------        ----------         -----------
   Total investment income                    4,298,480         1,998,449         194,558            71,773           2,033,700

Realized gain                                   718,240           331,178          41,814                               345,248

Unrealized appreciation
 (depreciation)                               8,284,039         2,483,215         425,710                             5,375,114
Contributions:
 Participants                                 6,814,194         4,178,032       2,636,162
 Participating companies                      3,144,158                                                               3,144,158
                                            -----------       -----------     -----------        -----------        -----------
   Total additions                           23,259,111         8,990,874       3,298,244            71,773          10,898,220
                                            -----------       -----------     -----------        -----------        -----------

Distributions to participants                 4,784,785         1,666,976       1,334,716            19,371           1,763,722

Administrative expense                           85,552            23,276          35,609             2,940              23,727

Transfer of participants'
 assets from the Plan to
 the Dominion Resources
 Employee Savings Plan                          325,430           146,033          24,765                               154,632

Interfund transfers, net                                         (137,937)         50,227           230,583            (142,873)
                                            -----------       -----------     -----------        ----------         -----------
   Total deductions                           5,195,767         1,698,348       1,445,317           252,894           1,799,208
                                            -----------       -----------     -----------        ----------         -----------

     Net increase (decrease)                 18,063,344         7,292,526       1,852,927          (181,121)          9,099,012

Net assets available for Plan benefits:

Beginning of year                            69,527,709        26,120,117      15,771,305         1,357,943          26,278,344
                                            -----------       -----------     -----------        ----------         -----------
End of year                                 $87,591,053       $33,412,643     $17,624,232        $1,176,822         $35,377,356
                                            ===========       ===========     ===========        ==========         ===========

VIRGINIA POWER
HOURLY EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1994
                                                                             Supplemental Information by Fund
                                                                             --------------------------------
                                                                                                                   Nonparticipant
                                                                                Participant Directed                  Directed
                                                                                --------------------                  --------
                                                                 Dominion                                             Dominion
                                                              Resources, Inc.     Interest                          Resources, Inc.
                                                              Common Stock         Bearing            Loan          Common Stock
                                               Total             Fund               Fund              Fund               Fund
                                               -----             ----               ----              ----               ----
Investment income:
 Dividends                                  $ 3,630,373       $ 1,790,137                                           $ 1,840,236
 Interest                                       379,276             6,652         $   279,845       $   89,074            3,705
                                            -----------       -----------         -----------       ----------      -----------
   Total investment income                    4,009,649         1,796,789             279,845           89,074        1,843,941

Realized (loss)                              (1,799,289)         (856,875)            (43,397)                         (899,017)

Unrealized appreciation
 (depreciation)                             (11,569,787)       (6,174,924)            641,744                        (6,036,607)
Contributions:
 Participants                                 6,766,781         4,138,907           2,627,874
 Participating companies                      2,975,733                                                               2,975,733
                                            -----------       -----------         -----------       -----------     -----------
   Total additions                              383,087        (1,096,103)          3,506,066           89,074       (2,115,950)
                                            -----------       -----------         -----------       -----------     -----------

Distributions to participants                 5,071,563         1,827,334           1,471,226           38,282        1,734,721

Administrative expense                           72,343            20,097              28,787            2,800           20,659

Transfer of participants'
 assets from the Plan to
 the Dominion Resources
 Employee Savings Plan                        8,319,378         3,222,444           1,855,098                         3,241,836

Interfund transfers, net                                         (806,706)            737,505          220,962         (151,761)
                                            -----------       -----------         -----------       ----------      -----------
   Total deductions                          13,463,284         4,263,169           4,092,616          262,044        4,845,455
                                            -----------       -----------         -----------       ----------      -----------

     Net (decrease)                         (13,080,197)       (5,359,272)           (586,550)        (172,970)      (6,961,405)

Net assets available for Plan benefits:

Beginning of year                            82,607,906        31,479,389          16,357,855        1,530,913       33,239,749
                                            -----------       -----------         -----------       ----------      -----------
End of year                                 $69,527,709       $26,120,117         $15,771,305       $1,357,943      $26,278,344
                                            ===========       ===========         ===========       ==========      ===========

13. Right to Terminate

Although it has not expressed any intent to do so, Virginia Power reserves the right to terminate the Plan by action of its Board of Directors. No termination of the Plan may retroactively diminish any participant's interest in the Plan or prejudice the accrued rights thereunder. In the event of termination of the Plan, no part of the Plan assets or any participant's interest in the Plan will revert to the Participating Companies.

14. Unrealized Appreciation/Depreciation

For 1994 through 1996, the net change in unrealized appreciation (depreciation) on investments was as follows:

                                      1996          1995         1994
                                      ----          ----         ----

Investments at Fair Value as
Determined by Quoted Market
Price:

Common Stock                        $367,404    $7,858,329   $(12,211,531)
U.S. Treasury Bill                                  21,285
U.S. Treasury Notes                                              (410,716)
Mutual Funds                          26,165
                                    --------    ----------   ------------
                                     393,569     7,879,614    (12,622,247)

Investments at Estimated
Fair Value:

Common/Collective Trust Funds         52,848       404,425      1,052,460
                                    --------    ----------   ------------
                                    $446,417    $8,284,039   $(11,569,787)
                                    ========    ==========   ============


15. Realized Gains and Losses on Dispositions

Proceeds from dispositions are reported net of any brokerage or other fees. Realized gains and losses on dispositions are recognized and measured using the carrying values for each transaction.

                                      1996         1995          1994
                                      ----         ----          ----

Investments at Fair Value
as Determined by Quoted
Market Price:

Common Stock                        $(3,527,415)  $676,426   $(1,755,892)
U.S. Treasury Notes                                 41,814       (71,154)
Mutual Funds                            115,613
                                    -----------   --------   -----------
                                     (3,411,802)   718,240    (1,827,046)

Investments at Estimated
Fair Value:
  Common/Collective Trust Funds         389,274                   27,757
                                    -----------   --------   -----------
                                    $(3,022,528)  $718,240   $(1,799,289)
                                    ===========   ========   ===========

16. Investments Exceeding 5% of Net Assets

The following table represents the fair value of investments exceeding 5% of the Plan's net assets at each year end:

                                        1996                1995
                                        ----                ----

Investments at Fair Value as
 Determined by Quoted Market
 Price:

    Common Stock
     DRI Common Stock                $65,756,889        $68,877,678

Investments at Estimated Fair
 Value:

    Common/Collective Trusts          18,895,152
    NationsBank Employee
     Benefit Stable Capital Fund                         13,725,090
                                     -----------        -----------
                                     $84,652,041        $82,602,768
                                     ===========        ===========

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN
                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1996
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES




Description                                                     Current
                                                 Cost            Value
                                                 ----            -----

Dominion Resources Common Stock              $58,112,756      $65,756,889
                                             -----------      -----------

Common/Collective Trusts

  TBC Inc Pooled Employee Funds Daily
  Liquidity Fund                                  71,508           71,508

  Certus Stable Value Fund                    17,778,061       17,778,061

  Mellon S&P 500 Index Daily Fund                990,036        1,045,583
                                             -----------      -----------

                                              18,839,605       18,895,152
                                             -----------      -----------
Mutual Funds

  Crabbe Huson Equity Fund Inc.                1,262,358        1,221,285

  Dreyfus Balanced Fund Inc.                     493,757          504,921

  Premier Managed Income Fund                     80,683           81,508

  Templeton Foreign Fund Inc.                    472,000          487,025

  Warburg Pincus Emerging Growth Fund          1,760,198        1,800,308
                                             -----------      -----------

                                               4,068,996        4,095,047
                                             -----------      -----------
Participant Loans bearing
interest from 7.5% to 9.5% with
maturities up to a maximum of
60 months                                      2,171,916        2,171,916
                                             -----------      -----------

Cash                                                  76               76
                                             -----------      -----------

    Total Assets Held For Investment         $83,193,349      $90,919,080
                                             ===========      ===========

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN

                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1996
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS




The assets of the Virginia Power Hourly Employee Savings Plan were combined with the assets of the Dominion Resources, Inc. Employee Savings Plan in a master trust for investment purposes until June 1, 1996. Effective June 1, 1996, a new master trust was established which does not combine the assets of the Virginia Power Hourly Employee Savings Plan with the assets of the Dominion Resources, Inc. Employee Savings Plan, except for the Certus Stable Value Fund. Such schedules report the 5% transactions which transpired in 1996 for the master trusts and were filed in paper format as Exhibit 99(v).